SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 18, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Divestiture of TRISENOX® Assets

On July 18, 2005, Cell Therapeutics, Inc. (the “Corporation”) completed its previously announced sale of TRISENOX® (the “TRISENOX Assets”) and certain proteasome assets to Cephalon, Inc. (“Cephalon”) (“the Divestiture”).

Pursuant to the Acquisition Agreement, dated as of June 10, 2005, by and among the Corporation, CTI Technologies, Inc., a Nevada corporation and wholly owned subsidiary of the Corporation, and Cephalon, Cephalon paid $68.5 million (the “Initial Payment”), net of a $1.5 million working capital adjustment, in exchange for the TRISENOX Assets, including the capital stock of two wholly-owned subsidiaries of the Corporation, Cell Therapeutics (UK) Limited, a United Kingdom corporation, and PolaRx Pharmaceuticals, Inc., a Delaware corporation (“PolaRx”), and assumed certain liabilities of the Corporation relating to the TRISENOX Assets. The Initial Payment is subject to a post-closing working capital adjustment. Under the terms of an existing Financing Agreement between Cell Therapeutics, Inc., PolaRx and PharmaBio Development, Inc. (“PharmaBio”) dated as of December 21, 2004, as amended (the “Financing Agreement”), the Corporation used a portion of the proceeds from the sale of the TRISENOX Assets to repay its obligation to PharmaBio. Gross up-front proceeds from the transaction, prior to closing costs, were approximately $29.1 million after repayment of the PharmaBio agreement. In addition, the Corporation may receive up to an additional $100 million in payments upon achievement by Cephalon of specified sales and development milestones pursuant to the Acquisition Agreement. However, the achievement of any such milestones is uncertain.

The description of the terms and conditions of the Acquisition Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement filed as an exhibit to the Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 14, 2005 and is incorporated herein by this reference.

On July 19, 2005, the Corporation issued a press release announcing the closing of the transaction with Cephalon. The press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The accompanying unaudited pro forma financial information of the Corporation, reflects the Divestiture on July 18, 2005 in accordance with the Acquisition Agreement and has been prepared pursuant to the rules and regulations of the Securities Exchange Commission. The pro forma financial statements and accompanying notes have been prepared based on the Corporation’s historical financial statements including the Corporation’s most recently filed Forms 10-Q and 10-K (the “Reports”), and should be read in conjunction with these Reports. The unaudited condensed consolidated balance sheet as of March 31, 2005 and unaudited condensed consolidated statement of operations for the three months ended March 31, 2005, and the Corporation’s audited consolidated statement of operations for the year ended December 31, 2004, are presented as if the Divestiture had occurred on March 31, 2005 for balance sheet purposes and the beginning of the periods presented for purposes of the statements of operations. Accordingly, pro forma adjustments to reflect the sale and other effects directly attributable to the Divestiture are set forth in the “Pro Forma Adjustments” columns in the following statements and are further described in the notes thereto.

In the opinion of management, such financial information includes all adjustments considered necessary for a fair presentation of the pro forma financial position at such date and the operating results for such periods. This pro forma financial information is not necessarily indicative of the operating results and financial position that might have been achieved had the Divestiture occurred on the dates indicated, nor is it necessarily indicative of the results that may be expected through the effective date of the sale.

CELL THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	March 31, 2005
	Historical	Pro Forma Adjustments	Notes		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$37,347	$29,073	(a	)	$66,420
Securities available-for-sale	35,619	—			35,619
Accounts receivable, net	1,718	(1,702)	(b	)	16
Inventory	1,008	(1,008)	(b	)	—
Prepaid expenses and other current assets	11,390	2,301	(c	)	13,691

Total current assets	87,082	28,664			115,746
Property and equipment, net	21,223	—			21,223
Goodwill	17,064	—			17,064
Intangibles and other assets, net	16,645	2,547	(d	)	19,192

Total assets	$142,014	$31,211			$173,225

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,940	$(526)	(b	)	$5,414
Accrued expenses	22,300	(40)	(e	)	22,260
Current portion of long-term obligations	1,592	—			1,592

Total current liabilities	29,832	(566)			29,266
Other long-term obligations, less current portion	5,746	—			5,746
Royalty obligation	26,353	(26,353)	(f	)	—
Convertible senior subordinated notes	160,459	—			160,459
Convertible subordinated notes	29,640	—			29,640
Commitments and contingencies
Shareholders’ deficit:
Preferred stock, no par value:
Authorized shares - 10,000,000
Series C, 100,000 shares designated, none issued or outstanding	—	—			—
Common stock, no par value:
Authorized shares - 200,000,000
Issued and outstanding shares - 64,684,757	653,661	—			653,661
Deferred stock-based compensation	(2,728)	247	(g	)	(2,481)
Accumulated other comprehensive income	967	—			967
Accumulated deficit	(761,916)	57,883	(h	)	(704,033)

Total shareholders’ deficit	(110,016)	58,130			(51,886)

Total liabilities and shareholders’ deficit	$142,014	$31,211			$173,225

See accompanying notes.

CELL THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2005	Pro Forma Adjustments (i)	Notes		Three Months Ended March 31, 2005
	Historical				Pro Forma
Revenues:
Product sales	$6,037	$(6,037)			$—
License and contract revenue	103	—			103

Total revenues	6,140	(6,037)			103

Operating expenses:
Cost of product sold	246	(246)			—
Research and development	22,063	(2,401)	(j	)	19,662
Selling, general and administrative	19,326	(5,978)	(k	)	13,348
Amortization of purchased intangibles	253	—			253

Total operating expenses	41,888	(8,625)			33,263

Loss from operations	(35,748)	2,588			(33,160)
Other expense, net	(3,384)	1,225	(l	)	(2,159)

Net loss	$(39,132)	$3,813			$(35,319)

Basic and diluted net loss per share	$(0.62)	$0.06			$(0.56)

Shares used in calculation of basic and diluted net loss per share	63,303	63,303			63,303

See accompanying notes.

CELL THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Year Ended December 31, 2004	Pro Forma Adjustments (i)	Notes		Year Ended December 31, 2004
	Historical				Pro Forma
Revenues:
Product sales	$26,626	$(26,626)			$—
License and contract revenue	2,968	(742)	(m	)	2,226

Total revenues	29,594	(27,368)			2,226

Operating expenses:
Cost of product sold	1,104	(1,104)			—
Research and development	101,127	(7,916)	(j	)	93,211
Selling, general and administrative	78,522	(25,266)	(k	)	53,256
Acquired in-process research and development	87,375	—			87,375
Amortization of purchased intangibles	2,294	(1,322)	(n	)	972

Total operating expenses	270,422	(35,608)			234,814

Loss from operations	(240,828)	8,240			(232,588)
Other expense, net	(11,470)	(32)	(l	)	(11,502)

Net loss	$(252,298)	$8,208			$(244,090)

Basic and diluted net loss per share	$(4.67)	$0.15			$(4.52)

Shares used in calculation of basic and diluted net loss per share	54,052	54,052			54,052

See accompanying notes.

CELL THERAPEUTICS, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

a)	To reflect $68.5 million cash consideration received for the sale of the TRISENOX® assets, (the “assets” or “TRISENOX”) and certain proteasome assets, to Cephalon, Inc., (“Cephalon”), under the Acquisition Agreement offset by a $39.4 million payment to PharmaBio to extinguish the royalty obligation associated with the security interest provisions of the Financing Agreement with PharmaBio Development, Inc., (“PharmaBio”), as a result of the sale of TRISENOX.

b)	To reflect assets sold to and liabilities assumed by Cephalon.

c)	To reflect assets of $135K sold to Cephalon and a prepaid service commitment of $2.4 million expected to be provided by PharmaBio and its affiliates under the Financing Agreement within one year.

d)	To reflect a prepaid service commitment expected to be provided by PharmaBio and its affiliates under the Financing Agreement.

e)	To reflect $1.7 million of accrued liabilities assumed by Cephalon offset by a $1.7 million accrual for estimated transaction closing costs. Cell Therapeutics may be liable for severance benefits up to approximately $350K for employees hired by Cephalon who may be terminated within six months of the sale of TRISENOX. This contingent amount has not been reflected in the pro forma adjustment.

f)	To extinguish the royalty obligation associated with the security interest provisions of the Financing Agreement with PharmaBio. The terms of the PharmaBio agreement provide for settlement of the obligation in the event of the divestiture of TRISENOX. The amount due to PharmaBio is approximately $39.4 million.

The estimated pro forma loss on extinguishment of the obligation is determined as follows (in thousands):

Termination payment to PharmaBio	$(39,388)
Extinguishment of royalty obligation	26,353
Prepaid service commitment	4,984

Loss on extinguishment of royalty obligation	$(8,051)

The loss on extinguishment is not reflected as a pro forma adjustment to the pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 and for the year-ended December 31, 2004 because it will not have a continuing impact.

g)	To reflect amortization of deferred stock-based compensation associated with accelerated vesting of restricted stock awards previously granted to employees who were terminated on the effective date of the divestiture. This charge is not reflected as a pro forma adjustment to the pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 and for the year-ended December 31, 2004 because it will not have a continuing impact.

h)	To reflect the gain on the sale of assets to Cephalon, the loss related to the repayment of the PharmaBio obligation, and stock-based compensation charges related to the transaction.

The estimated gain on the sale of assets to Cephalon is determined as follows (in thousands):

Purchase price prior to adjustments	$70,000
Working capital and other related adjustments	(1,539)
Assets sold	(2,845)
Liabilities assumed	2,274
Estimated transaction costs	(1,709)

Estimated transaction gain on sale of assets	$66,181

The following table reconciles the change in accumulated deficit (in thousands):

Estimated transaction gain on sale of assets	$66,181
Loss on extinguishment of royalty obligation	(8,051)
Stock-based compensation charge resulting from acceleration of vesting	(247)

Net change in accumulated deficit	$57,883

i)	To eliminate the revenues and expenses attributed to TRISENOX unless otherwise noted. Certain operating costs related to TRISENOX and the proteasome compounds, such as compensation and benefits, have not been eliminated as our accounting system does not track these costs by individual compound.

j)	To eliminate the research and development expenses attributed to TRISENOX and the proteasome compounds including external direct expenses such as principal investigator fees, clinical research organization charges, contract manufacturing and regulatory filing fees.

k)	To eliminate selling expenses related to TRISENOX including compensation for the sales department; CTI only has one approved product supported by the sales function. It also eliminates general and administrative expenses related to Cell Therapeutics, UK Ltd. The adjustment does not include compensation for the marketing department as these employees support all products.

l)	To eliminate interest expense of $1.2 million and $123K for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, related to the PharmaBio royalty obligation which was extinguished as a result of the transaction and foreign exchange loss of $10K and gain of $155K for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, related to Cell Therapeutics, UK Ltd.

m)	To eliminate license revenues related to milestone payments and amortization of the upfront payment from the Nippon Shinyaku Agreement which related to the development of TRISENOX.

n)	To eliminate amortization of patent costs associated with TRISENOX.

(c) Exhibits.

The following exhibits are furnished with this current report on Form 8-K:

99.1	Press release dated July 19, 2005 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 21, 2005	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
99.1	Press release dated July 19, 2005 of Cell Therapeutics, Inc.